Exhibit 99.1

IBM REPORTS 2016 THIRD-QUARTER EARNINGS

Continued Strong Growth in Strategic Imperatives Led by IBM Cloud, Analytics

Highlights

•            Diluted EPS: GAAP of $2.98; Operating (non-GAAP) of $3.29

•            Revenue from continuing operations of $19.2 billion

•            Strategic imperatives revenue of $31.8 billion over the last 12 months represents 40 percent of IBM revenue

-  Strategic imperatives revenue of $8.0 billion in the quarter, up 16 percent year to year (up 15 percent adjusting for currency)

•            Cloud revenue of $12.7 billion over the last 12 months

-  Cloud as-a-Service annual run rate of $7.5 billion in the quarter, up 66 percent year to year (up 65 percent adjusting for currency)

ARMONK, N.Y., October 17, 2016 . . . IBM (NYSE: IBM) today announced third-quarter 2016 earnings results.

“IBM’s third-quarter performance, led by continued double-digit growth in our strategic imperatives, is a testament to our leadership in cognitive solutions and cloud,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “Our ability to apply deep expertise and breakthrough technology, led by Watson and the IBM Cloud, to massive amounts of data is enabling us to build new markets and transform industries.  Whether it is banks implementing IBM blockchain solutions, hospitals leveraging Watson to fight cancer, or retailers using cognitive apps built on the IBM Cloud to transform the customer experience, clients across all industries are tapping into a new kind of innovation value from IBM.”

	THIRD QUARTER 2016
				Gross Profit
	Diluted EPS	Net Income		Margin
GAAP from Continuing Operations	$2.98	$2.9	B	46.9%
Year/Year	-1%	-4%		-2.1	Pts
Operating (Non-GAAP)	$3.29	$3.1	B	48.0%
Year/Year	-1%	-4%		-2.1	Pts

			Strategic
REVENUE	Total IBM		Imperatives		Cloud
As reported (US$)	$19.2	B	$8.0	B	$3.4	B
Year/Year	0%		16%		44%
Year/Year adjusting for currency	-1%		15%		42%

“Throughout the year, we have continued to invest where we see the greatest opportunities to create new markets and strengthen our enterprise IT leadership position,” said Martin Schroeter, IBM senior vice president and chief financial officer.  “This has included more than $12 billion across capital expenditures, R&D and acquisitions so far this year.  At the same time, we have returned more than $6 billion to shareholders through dividends and share repurchases.”

Strategic Imperatives

Third-quarter revenues from the company’s strategic imperatives -— cloud, analytics, mobility and security -— increased 16 percent year to year (up 15 percent adjusting for currency).  Cloud revenues (public, private and hybrid) for the quarter increased 44 percent (up 42 percent adjusting for currency).  Cloud revenue over the trailing 12 months was $12.7 billion.  The annual run rate for cloud as-a-Service revenue -— a subset of total cloud revenue -— increased to $7.5 billion from $4.5 billion in the third quarter of 2015.  Revenues from analytics increased 15 percent (up 14 percent adjusting for currency).  Revenues from mobile increased 19 percent and revenues from security increased 11 percent.

Full-Year 2016 Expectations

The company continues to expect operating (non-GAAP) diluted earnings per share of at least $13.50 and GAAP diluted earnings per share of at least $12.23.  Operating (non-GAAP) diluted earnings per share exclude $1.27 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.  There is no change to IBM’s previously-provided free cash flow guidance.

Cash Flow and Balance Sheet

The company generated net cash from operating activities of $4.2 billion; or $3.3 billion excluding Global Financing receivables.  IBM’s free cash flow was $2.4 billion in the third quarter.  IBM returned $1.3 billion in dividends and $0.9 billion of gross share repurchases to shareholders.  At the end of September 2016, IBM had $3.0 billion remaining in the current share repurchase authorization.

IBM ended the third-quarter 2016 with $10.0 billion of cash on hand.  Debt, including Global Financing debt of $26.1 billion, totaled $42.5 billion.  Core (non-Global Financing) debt totaled $16.4 billion.  The balance sheet remains strong and is well positioned to support the business over the long term.

Segment Results

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.2 billion, up 4.5 percent.  Cloud revenue within the segment grew 74 percent (up 75 percent adjusting for currency), and Solutions Software grew 8 percent.

•                  Global Business Services (includes consulting, global process services, application management) — revenues of $4.2 billion, down 0.4 percent (down 1.6 percent adjusting for currency).  Strategic imperatives revenue within the segment was up 13 percent (up 12 percent adjusting for currency).

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services, integration software) — revenues of $8.7 billion, up 2.4 percent (up 1.4 percent adjusting for currency).  Growth of 45 percent (up 42 percent adjusting for currency) in strategic imperatives revenue within the segment was driven by strong hybrid cloud services performance.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.6 billion, down 21.0 percent (down 21.5 percent adjusting for currency).  Revenue reflects z Systems product cycle dynamics.

•                  Global Financing (includes financing and used equipment sales) — revenues of $412 million, down 7.9 percent (down 9.2 percent adjusting for currency).

Year-To-Date 2016 Results

Diluted earnings per share from continuing operations were $7.67, down 15 percent compared to the 2015 period.  Net income from continuing operations for the nine months ended September 30, 2016 was $7.4 billion compared with $8.9 billion in the year-ago period, a decrease of 17 percent.

Consolidated net income was $7.4 billion compared to $8.7 billion in the year-ago period.  Consolidated diluted earnings per share were $7.67 compared to $8.85, down 13 percent year to year. Revenues from continuing operations for the nine-month period totaled $58.1 billion, a decrease of 3 percent year to year (down 2 percent adjusting for currency) compared with $59.7 billion for the first nine months of 2015.

Operating (non-GAAP) diluted earnings per share from continuing operations were $8.59 compared with $10.09 per diluted share for the 2015 period, a decrease of 15 percent.  Operating (non-GAAP) net income from continuing operations for the nine months ended September 30, 2016 was $8.3 billion compared with $10.0 billion in the year-ago period, a decrease of 17 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q16.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:   IBM

Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015*	2016	2015*

REVENUE
Cognitive Solutions	$4,235	$4,052	$12,889	$12,616
Global Business Services	4,191	4,206	12,578	12,869
Technology Services & Cloud Platforms	8,748	8,541	26,029	25,993
Systems	1,558	1,973	5,184	6,656
Global Financing	412	447	1,245	1,386
Other	81	60	223	162
TOTAL REVENUE	19,226	19,280	58,149	59,682

GROSS PROFIT	9,013	9,436	27,401	29,278

GROSS PROFIT MARGIN
Cognitive Solutions	80.4%	84.4%	81.5%	84.9%
Global Business Services	28.8%	29.7%	27.0%	28.2%
Technology Services & Cloud Platforms	42.0%	42.2%	41.5%	42.2%
Systems	51.1%	55.9%	55.1%	55.8%
Global Financing	37.8%	48.4%	39.6%	47.5%

TOTAL GROSS PROFIT MARGIN	46.9%	48.9%	47.1%	49.1%

EXPENSE AND OTHER INCOME
S,G&A	4,732	4,731	16,093	15,273
R,D&E	1,397	1,287	4,320	3,885
Intellectual property and custom development income	(528)	(188)	(1,110)	(489)
Other (income) and expense	(8)	(133)	281	(578)
Interest expense	158	117	473	340

TOTAL EXPENSE AND OTHER INCOME	5,751	5,815	20,056	18,431

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	3,263	3,621	7,345	10,846
Pre-tax margin	17.0%	18.8%	12.6%	18.2%
Provision for / (Benefit) from income taxes	409	659	(31)	1,943
Effective tax rate	12.5%	18.2%	(0.4)%	17.9%

INCOME FROM CONTINUING OPERATIONS	$2,854	$2,962	$7,375	$8,904
DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(1)	(12)	(4)	(176)

NET INCOME	$2,853	$2,950	$7,371	$8,727

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.98	$3.02	$7.67	$9.03
Discontinued Operations	$0.00	$(0.01)	$0.00	$(0.18)
TOTAL	$2.98	$3.01	$7.67	$8.85

Basic
Continuing Operations	$2.99	$3.04	$7.70	$9.07
Discontinued Operations	$0.00	$(0.01)	$0.00	$(0.18)
TOTAL	$2.99	$3.03	$7.70	$8.89

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	957.3	979.0	960.7	986.0
Basic	954.0	975.1	957.7	981.8

*      Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2016	2015

ASSETS:

Current Assets:
Cash and cash equivalents	$9,039	$7,686
Marketable securities	929	508
Notes and accounts receivable - trade, net	8,291	8,333
Short-term financing receivables, net	16,032	19,020
Other accounts receivable, net	873	1,201
Inventory	1,729	1,551
Prepaid expenses and other current assets	4,539	4,205

Total Current Assets	41,433	42,504

Property, plant and equipment, net	11,104	10,727
Long-term financing receivables, net	8,936	10,013
Prepaid pension assets	3,487	1,734
Deferred taxes	4,289	4,822
Goodwill and intangibles, net	41,282	35,508
Investments and sundry assets	5,075	5,187

Total Assets	$115,606	$110,495

LIABILITIES:

Current Liabilities:
Taxes	$2,137	$2,847
Short-term debt	6,920	6,461
Accounts payable	5,271	6,028
Deferred income	10,815	11,021
Other liabilities	9,304	7,913

Total Current Liabilities	34,447	34,269

Long-term debt	35,563	33,428
Retirement related obligations	16,688	16,504
Deferred income	3,611	3,771
Other liabilities	8,138	8,099

Total Liabilities	98,447	96,071

EQUITY:

IBM Stockholders’ Equity:
Common stock	53,759	53,262
Retained earnings	149,585	146,124
Treasury stock — at cost	(158,170)	(155,518)
Accumulated other comprehensive income/(loss)	(28,164)	(29,607)

Total IBM stockholders’ equity	17,010	14,262

Noncontrolling interests	149	162

Total Equity	17,159	14,424

Total Liabilities and Equity	$115,606	$110,495

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2016	2015	2016	2015

Net Cash Provided by Operating Activities per GAAP:	$4,213	$4,235	$13,301	$11,729

Less: change in Global Financing (GF) Receivables	934	749	3,647	1,962
Capital Expenditures, Net	(851)	(934)	(2,801)	(2,764)

Free Cash Flow	2,428	2,553	6,854	7,003

Acquisitions	(40)	(112)	(5,445)	(821)
Divestitures	0	(568)	35	(488)
Dividends	(1,337)	(1,271)	(3,927)	(3,636)
Share Repurchase	(856)	(1,542)	(2,632)	(3,846)
Non-GF Debt	(1,696)	379	3,365	770
Other (includes GF Receivables and GF Debt)	853	1,370	3,523	2,108

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(648)	$808	$1,773	$1,091

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2016	2015	2016	2015

Net Income from Operations	$2,853	$2,950	$7,371	$8,727
Depreciation/Amortization of Intangibles	1,126	936	3,253	2,865
Stock-based Compensation	142	111	403	369
Working Capital / Other	(842)	(522)	(1,373)	(2,243)
Global Financing A/R	934	749	3,647	1,962
Loss on Microelectronics Business Disposal	0	12	0	48
Net Cash Provided by Operating Activities	$4,213	$4,235	$13,301	$11,729
Capital Expenditures, net of payments & proceeds	(851)	(934)	(2,801)	(2,764)
Divestitures, net of cash transferred	0	(568)	35	(488)
Acquisitions, net of cash acquired	(40)	(112)	(5,445)	(821)
Marketable Securities / Other Investments, net	(159)	272	610	1,358
Net Cash Used in Investing Activities	$(1,050)	$(1,343)	$(7,600)	$(2,714)
Debt, net of payments & proceeds	(2,041)	915	1,888	(607)
Dividends	(1,337)	(1,271)	(3,927)	(3,636)
Common Stock Repurchases	(856)	(1,542)	(2,632)	(3,846)
Common Stock Transactions - Other	52	51	166	271
Net Cash Used in Financing Activities	$(4,182)	$(1,848)	$(4,504)	$(7,818)
Effect of Exchange Rate changes on Cash	41	42	155	(194)
Net Change in Cash & Cash Equivalents	$(978)	$1,087	$1,352	$1,004

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD - QUARTER 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,235	$4,191	$8,748	$1,558	$412
Internal	667	93	180	176	352
Total Segment Revenue	$4,902	$4,284	$8,929	$1,734	$763

Pre-tax Income from Continuing Operations	1,574	544	1,288	136	355

Pre-tax margin	32.1%	12.7%	14.4%	7.8%	46.5%

Change YTY Revenue - External	4.5%	(0.4)%	2.4%	(21.0)%	(7.9)%
Change YTY Revenue - External @constant currency	4.5%	(1.6)%	1.4%	(21.5)%	(9.2)%

	THIRD - QUARTER 2015*
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,052	$4,206	$8,541	$1,973	$447
Internal	528	120	161	209	584
Total Segment Revenue	$4,580	$4,326	$8,702	$2,182	$1,031

Pre-tax Income from Continuing Operations	1,596	664	1,317	248	562

Pre-tax margin	34.9%	15.4%	15.1%	11.4%	54.5%

*                 Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE - MONTHS 2016
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$12,889	$12,578	$26,029	$5,184	$1,245
Internal	1,929	310	501	594	1,340
Total Segment Revenue	$14,818	$12,888	$26,530	$5,778	$2,585

Pre-tax Income from Continuing Operations	4,039	1,210	2,825	354	1,208

Pre-tax margin	27.3%	9.4%	10.6%	6.1%	46.7%

Change YTY Revenue - External	2.2%	(2.3)%	0.1%	(22.1)%	(10.2)%
Change YTY Revenue - External @constant currency	2.9%	(2.2)%	1.0%	(21.9)%	(8.5)%

	NINE - MONTHS 2015*
	Cognitive Solutions &
	Industry Services		Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$12,616	$12,869	$25,993	$6,656	$1,386
Internal	1,695	380	500	571	1,874
Total Segment Revenue	$14,311	$13,249	$26,493	$7,226	$3,261

Pre-tax Income from Continuing Operations	4,949	1,895	3,861	1,048	1,690

Pre-tax margin	34.6%	14.3%	14.6%	14.5%	51.8%

*                 Recast to conform with 2016 segment presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD - QUARTER 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$9,013	$129		$79		$9,221

Gross Profit Margin	46.9%	0.7	Pts	0.4	Pts	48.0%

S,G&A	4,732	(138)		(53)		4,541

R,D&E	1,397	—		(7)		1,390

Other (Income) & Expense	(8)	(2)		—		(10)

Total Expense & Other (Income)	5,751	(140)		(60)		5,550

Pre-tax Income from Continuing Operations	3,263	269		139		3,671

Pre-tax Income Margin from Continuing Operations	17.0%	1.4	Pts	0.7	Pts	19.1%

Provision for Income Taxes***	409	73		40		521

Effective Tax Rate	12.5%	1.1	Pts	0.7	Pts	14.2%

Income from Continuing Operations	2,854	197		99		3,149

Income Margin from Continuing Operations	14.8%	1.0	Pts	0.5	Pts	16.4%

Diluted Earnings Per Share: Continuing Operations	$2.98	$0.21		$0.10		$3.29

	THIRD - QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$9,436	$89		$118		$9,643

Gross Profit Margin	48.9%	0.5	Pts	0.6	Pts	50.0%

S,G&A	4,731	(76)		(74)		4,581

R,D&E	1,287	—		(12)		1,275

Other (Income) & Expense	(133)	0		—		(133)

Total Expense & Other (Income)	5,815	(76)		(86)		5,652

Pre-tax Income from Continuing Operations	3,621	165		204		3,991

Pre-tax Income Margin from Continuing Operations	18.8%	0.9	Pts	1.1	Pts	20.7%

Provision for Income Taxes***	659	(5)		64		718

Effective Tax Rate	18.2%	-0.9	Pts	0.7	Pts	18.0%

Income from Continuing Operations	2,962	170		140		3,272

Income Margin from Continuing Operations	15.4%	0.9	Pts	0.7	Pts	17.0%

Diluted Earnings Per Share: Continuing Operations	$3.02	$0.18		$0.14		$3.34

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE - MONTHS 2016
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$27,401	$371		$238		$28,010

Gross Profit Margin	47.1%	0.6	Pts	0.4	Pts	48.2%

S,G&A	16,093	(365)		(183)		15,545

R,D&E	4,320	—		(23)		4,297

Other (Income) & Expense	281	(7)		—		274

Total Expense & Other (Income)	20,056	(372)		(206)		19,478

Pre-tax Income from Continuing Operations	7,345	743		444		8,532

Pre-tax Income Margin from Continuing Operations	12.6%	1.3	Pts	0.8	Pts	14.7%

Provision for / (Benefit) from Income Taxes***	(31)	201		106		277

Effective Tax Rate	(0.4)%	2.5	Pts	1.4	Pts	3.2%

Income from Continuing Operations	7,375	542		338		8,255

Income Margin from Continuing Operations	12.7%	0.9	Pts	0.6	Pts	14.2%

Diluted Earnings Per Share: Continuing Operations	$7.67	$0.57		$0.35		$8.59

	NINE - MONTHS 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$29,278	$268		$350		$29,896

Gross Profit Margin	49.1%	0.4	Pts	0.6	Pts	50.1%

S,G&A	15,273	(230)		(445)		14,598

R,D&E	3,885	—		(36)		3,849

Other (Income) & Expense	(578)	(5)		—		(583)

Total Expense & Other (Income)	18,431	(235)		(481)		17,715

Pre-Tax Income from Continuing Operations	10,846	503		831		12,181

Pre-tax Income Margin from Continuing Operations	18.2%	0.8	Pts	1.4	Pts	20.4%

Provision for Income Taxes***	1,943	52		234		2,228

Effective Tax Rate	17.9%	-0.3	Pts	0.7	Pts	18.3%

Income from Continuing Operations	8,904	452		597		9,953

Income Margin from Continuing Operations	14.9%	0.8	Pts	1.0	Pts	16.7%

Diluted Earnings Per Share: Continuing Operations	$9.03	$0.46		$0.60		$10.09

*                 Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**          Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance.

***   Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2016
EPS Guidance	Expectations

IBM GAAP EPS	at least $12.23

IBM Operating EPS (non-GAAP)	at least $13.50

Adjustments

Acquisition related charges *	$0.84

Non-Operating Retirement-Related Items	$0.43

*                 Includes acquisitions through September 30, 2016